Exhibit 99.4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ASSERTIO

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on [•], 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend;
https://www.cstproxy.com/assertiotx/sm2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

YOU DO NOT NEED TO RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
IF WE RECEIVE MULTIPLE VOTES FROM YOU, WE WILL COUNT ONLY THE LAST VOTE RECEIVED.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:

1. To approve the issuance of shares of common stock of Assertio Holdings, Inc. ("Assertio") in connection with the merger of Spade Merger Sub 1, Inc., a newly created wholly owned subsidiary of Assertio, with and into Spectrum Pharmaceuticals, Inc. ("Spectrum"), with Spectrum continuing as the surviving entity pursuant to which each outstanding share of Spectrum common stock will be converted into the right to receive (i) 0.1783 of newly issued shares of Assertio common stock and (ii) one non-tradable contingent value right, in each case, pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 24, 2023, as it may be amended from time to time, by and among Assertio and the other parties thereto (the "Assertio share issuance proposal").

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve one or more adjournments of the Assertio special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Assertio share issuance proposal.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held virtually on [•], 2023, at [•] Central Time at https://www.cstproxy.com/assertiotx/sm2023The 2023 Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2022 are available at https://www.cstproxy.com/assertiotx/sm2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSASSERTIO HOLDINGS, INC.The undersigned hereby appoints Daniel A. Peisert and Paul Schwichtenberg, and each of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Assertio Holdings, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Assertio Holdings, Inc. to be held on [•], 2023, at [•] Central Time via the Internet at https://www.cstproxy.com/assertiotx/sm2023, and at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE SIDE HEREOF. IF NO CONTRARY INDICATION IS MADE BUT THE CARD IS SIGNED, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.(Continued, and to be marked, dated and signed, on the other side)